Exhibit 10.36

                                    AGREEMENT


This Agreement is made and entered into this the 18th day of May, 2002, between View Systems/Milestone Technology, Inc., a Florida corporation ("VS-M), and United Companies Corporation, a Nevada corporation ("UCC") establishing a strategic partnership between both parties granting United Companies Corporation the right and privilege of product sales and distribution for View Systems/Milestone Technology, Inc. in the North American territory.

VS-M and UCC agree  that the  purpose  and intent of this  Agreement  is for the
development,    manufacturing,    marketing,   selling/leasing,    distribution,
maintenance and service of the homeland security products developed by VS-M.

VS-M  and  UCC  will  mutually   determine  future   alternative   manufacturing
operations, which meet the business needs of this strategic partnership.

WHEREAS VS-M and UCC have agreed to support this strategic partnership and will abide by all commitments made herein.

COVENANTS:

      RIGHTS. UCC shall have the full and complete right to market, price, sell, lease, distribute and implement customer service and product maintenance for existing and/or future customers within the North American market segment. The market segments initially defined for this Agreement are governmental related agencies, state/county and municipal entities, educational institutions, post offices, commercial office buildings, hotels, banks, retail establishments, mass transportation entities and any other market segments as agreed upon by the parties.

      VS-M is granting to UCC the licensing right to market all VS-M products.

      PRODUCT. VS-M is to provide to UCC a complete list of all. Products and detailed descriptions, warranties and cost of goods to be sold.

      PRODUCT SERVICE PLAN.  See attached Exhibit "A".


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      DISTRIBUTORSHIP.  No other license,  distribution or marketing right shall be given to any third party without the written understanding and consent of all parties to this Agreement.

      VS-M and UCC agree that should other distributors, resellers, retailers or other forms of marketing/distribution of VS-M products covered under this Agreement become involved within the North America territory, UCC shall have the right, oversight and control over their pricing policies, product availability, servicing, maintenance, training and other such distributors shall be subject to mutually agreed upon specific terms determined by the parties of this Agreement. VS-M is to additionally provide a list of all existing accounts with which VS-M currently has a relationship. This is to be made an integral part of this Agreement. VS-M is allowed to retain existing House Accounts, a list of such entities will be given to UCC by VS-M

      PROPRIETARY INFORMATION. It is understood that in the course of business VS-M and UCC may have a need to share proprietary information. The parties agree to use their best efforts to prevent disclosure of information which is clearly known and marked as proprietary to anyone other than those individuals, approved by both parties, who have a need to know certain information for the purpose of carrying out their obligations in connection with this Agreement.

      It is agreed that each party will furnish to the other party any information and materials relating to the conduct of business affairs, operations and properties of said party which may be reasonably requested from time to time in the normal course of business.

      ANNOUNCEMENTS. Either party shall have the right to announce the results of any material events, developments, contracts, research and any other matter related to this strategic partnership consistent with the protection of proprietary information as provided for above, and after the material intended for announcement has been provided to the other party for review and comment.


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      OWNERSHIP  RIGHTS.  UCC  agrees  that it has no  rights  or claim to the
      VS-M owned technology except for the distribution and marketing rights given in this Agreement.

      VS-M agrees that it has no rights or claims to UCC owned technology and materials, or UCC developed uses of said technology or materials. However, should a new use of the technology or materials not covered in this Agreement by either party be discovered or implemented, said benefits and ownership of the new use or materials shall be shared equally by both parties.

      NAME. Neither party shall use the name of the other party, it's affiliates nor it's associates without the express written permission of the party whose name is to be used.

      TERM. This strategic partnership Agreement shall commence on the 18th day of May 2002, and shall continue through the 18th day of May 2007.

      The term of said Agreement is for a period of five (5) years unless terminated by mutual agreement or by one hundred eighty (180) days written notice of cancellation of this Agreement. This Agreement will be automatically renewed for additional five (5) year terms unless notified in writing by the parties hereto in accordance with this Agreement.

      TERMINATION. Either party may terminate this Agreement at any time by giving one hundred eighty (180) days written notice of termination to the other contracting party. In the event of termination, parties shall work together to equally share the financial burden caused by the termination.

      NOTICES. Any notices, demands or other communications to the other party shall be addressed to the following official addresses:

                          United Companies Corporation
                                834 Ridge Avenue
                         Pittsburgh, Pennsylvania 15212

                     View Systems/Milestone Technology, Inc.
                                1100 Wilso Drive
                            Baltimore, Maryland 21223
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      MODIFICATIONS.  The parties hereto  acknowledge  that this instrument sets forth the entire agreement and understanding between VS-M and UCC as to the subject matter hereof, and shall not be subject to any change or modifications except by the execution of a written document subscribed to by the parties hereto.

      GOVERNING LAW. This Agreement shall be governed, interpreted and construed in accordance with the State of Florida, with the exception of those issues affecting the construct and effect of any patent which shall be determined by the law of the state in which the patent was granted. The parties hereby irrevocably consent to the exclusive and personal jurisdiction of said courts.

      SEVERABILITY. The provisions of this Agreement are separable, and in the event any provision of this Agreement is determined to be invalid or unenforceable under any controlling body of law, such invalidity shall not in any way affect the validity or enforceability of the remaining provisions hereof.

      INDEMNIFICATION. VS-M and UCC hereby agree to indemnify and hold each other party harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, joint or several under statute, common law brought against said party by third party actions.


IN WITNESS WHEREOF the parties hereto have agreed and caused this Agreement to be executed by their duly authorized representatives, all intending to be legally bound hereby.

AGREED, ACCEPTED AND ACKNOWLEDGED:

VIEW SYSTEMS/MILESTONE TECHNOLOGY, INC.



By:                                       Date:
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Printed Name:
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Title:
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UNITED COMPANIES CORPORATION



By:                                       Date:
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Printed Name:  Frank Jakovac
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Title:  President and CEO
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